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                                  EXHIBIT 23.1

                               CONSENT OF KPMG LLP



                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the Western Digital Corporation 1993 Employee Stock Purchase Plan of our report dated July 21, 1999, except as to Note 11, which is as of September 29, 1999, relating to the consolidated balance sheets of Western Digital Corporation as of June 27, 1998 and July 3, 1999, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the three-year period ended July 3, 1999, and the related schedule, which report appears in the July 3, 1999 Annual Report on Form 10-K of Western Digital Corporation.



                                       /s/  KPMG LLP
                                       --------------------------
                                       KPMG LLP

Orange County, California
January 27, 2000